UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004 (October 22, 2004)

PETCO Animal Supplies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23574	33-0479906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PETCO Animal Supplies, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

ITEM 8.01. Other Events.

Attached as Exhibit 1.1 hereto and incorporated by reference herein is the Underwriting Agreement dated October 22, 2004 by and among the Company, the selling stockholders named in Schedule II therein (the “Selling Stockholders”) and Lehman Brothers Inc., relating to the public offering by the Selling Stockholders of an aggregate of 6,946,909 shares of the Company’s common stock, par value $0.001 per share, pursuant to the Company’s registration statement on Form S-3 (File No. 333-112590) (the “Registration Statement”). The Company will not receive any of the proceeds from the offering. The common stock was offered pursuant to a prospectus supplement and the accompanying base prospectus filed with the SEC pursuant to Rule 424 of the Securities Act in connection with a takedown from the Registration Statement. This offering completes the sale of all shares of the Company’s common stock registered for sale under the Registration Statement.

Attached as Exhibit 99.1 hereto and incorporated by reference herein is a press release the Company issued on October 22, 2004 announcing the offering.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement dated as of October 22, 2004 by and among PETCO Animal Supplies, Inc., the selling stockholders named in Schedule II therein and Lehman Brothers Inc.

99.1	Press Release issued by PETCO Animal Supplies, Inc. on October 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2004	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ RODNEY CARTER
	Name:	Rodney Carter
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement dated as of October 22, 2004 by and among PETCO Animal Supplies, Inc., the selling stockholders named in Schedule II therein and Lehman Brothers Inc.

99.1	Press Release issued by PETCO Animal Supplies, Inc. on October 22, 2004